EX-2.3

                                Agreement For The
                            Exchange Of Common Stock
                                     Between
                            Sara Hallitex Corporation
                                       And
                              SaraOnline.com, Inc.


THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

AGREEMENT made this 1st day of July, 1999 by and between SARA HALLITEX CORPORATION, an Oklahoma corporation (hereinafter, called "SARA HALLITEX") and SARAONLINE.COM, INC., a Nevada corporation (hereinafter, called "SARAONLINE").

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, SARA HALLITEX agrees to issue to the SARA ONLINE, SARA HALLITEX' equity interest in the following: 865,000 shares of $0.001 par value common stock of SolutionNet International, Inc.; 1,500,000 shares of $0.001 par value common stock of USLab.com, Inc.; 1,500,000 shares of $0.001 par value common stock of Tril-MediaNet.com, Inc.; and 500,000 shares of $0.001 par value common stock of TheMovieSource.com, Inc. (hereinafter, collectively called the "SHARES"), in exchange for 10,000,000 shares of the issued and outstanding shares of SARAONLINE, such that SARAONLINE becomes a majority-owned subsidiary of SARA HALLITEX..

2. REPRESENTATIONS AND WARRANTIES. SARA HALLITEX represents and warrants to SARAONLINE the following:

     i ORGANIZATION. SARA HALLITEX is a corporation duly organized, validly existing, and in good standing under the laws of Oklahoma, and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Oklahoma. All actions taken by the incorporators, directors and shareholders of SARA HALLITEX have been valid and in accordance with the laws of the State of Oklahoma.

     ii CAPITAL. The authorized capital stock of the SARA HALLITEX is 50,000,000 shares of common stock, $0.001 par value, of which 269,344 are issued and outstanding after a 40-for-1 stock split. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SARA HALLITEX to issue or to transfer from the treasury any additional shares of its capital stock. None of the outstanding shares of SARA HALLITEX are subject to any stock restriction agreements. All of the shareholders of SARA HALLITEX have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Oklahoma.

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    iii. FINANCIAL STATEMENT. Exhibit A to this Agreement includes the balance sheet of SARA HALLITEX as of June 30, 1999, for the period then ended. The balance sheet has been prepared in accordance with generally accepted accounting principles consistently followed by SARA HALLITEX throughout the period indicated, and fairly present the financial position of SARA HALLITEX as of the date of the balance sheet, and the results of its operations for the period indicated.

     iv. ABSENCE OF CHANGE. Since the date of the balance sheet, there has not been any change in the financial condition or operations of SARA HALLITEX, except changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

     v. LIABILITIES. SARA HALLITEX does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on SARA HALLITEX financial statement. SARA HALLITEX is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving SARA HALLITEX or its common stock. There is no dispute of any kind between SARA HALLITEX and any third party, and no such dispute will exist at the closing of this Agreement. At the closing, SARA HALLITEX will be free from any and all liabilities, liens, claims and/or commitments.

     vi ABILITY TO CARRY OUT OBLIGATION. SARA HALLITEX has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by SARA HALLITEX and the performance by SARA HALLITEX of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which SARA HALLITEX or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause SARA HALLITEX to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of SARA HALLITEX or upon the securities of SARA HALLITEX to be acquired by SARAONLINE.

    vii. FULL DISCLOSURE. None of the representations and warranties made by SARA HALLITEX, or any certificate or memorandum furnished or to be furnished by SARA HALLITEX, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

   viii. POWER OF ATTORNEY. No person holds a power of attorney from SARA HALLITEX.

     ix. COMPLIANCE WITH THE LAWS. SARA HALLITEX has complied with, and is not in violation of any federal, state or local statue, law, and/or regulation pertaining to SARA HALLITEX. SARA HALLITEX has complied with all federal, and state securities laws in connection with the issuance, sale and distribution of its securities.

     X. LITIGATION. SARA HALLITEX is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best of the knowledge of SARA HALLITEX, there is no basis for any such action or proceeding and no such action or proceeding is threatened against SARA HALLITEX and SARA HALLITEX is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

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     xi. CONDUCT OF BUSINESS. Prior to the closing, the SARA HALLITEX shall conduct business in the normal course, and shall not (a) sell, pledge, or assign any assets, (b) amend its article of incorporation or By-laws, (c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (f) enter into any other transaction.

    xii. CORPORATE DOCUMENTS. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached hereto and made an integral part hereof to this Agreement:

         (1)  Articles of Incorporation;
         (2)  By-laws;
         (3)  Minutes of Shareholders Meetings;
         (4)  Minutes of Directors Meetings;
         (5)  List of Officers and Directors;
         (6)  Balance Sheet as described in Section 2(iii); and
         (7) Stock register and stock records of SARA HALLITEX and a current, accurate list of the SARA HALLITEX shareholders.

    xiii. DOCUMENTS. All minutes, consents or other documents pertaining to SARA HALLITEX to be delivered at the closing shall be valid and in accordance with the laws of the State of Oklahoma.

    xiv. TITLE. The Shares to be issued to SARAONLINE will be, at the closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has any right to receive any proxy or similar instrument with respect to such shares, except as provided for in this Agreement, SARA HALLITEX is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SARAONLINE. There is no applicable local, state or federal law, rule or regulation, or decree which would, as a result of the issuance of the Shares to SARAONLINE, impair, restrict, or delay SARAONLINE's voting rights with respect to the Shares.

     xv. LOCK-UP. SARA HALLITEX will cause, to the extent requested by any underwriter, broker-dealer, market maker, or the like, of securities of SARA HALLITEX, the shareholders of SARA HALLITEX to agree not to sell or otherwise transfer or dispose of any or all of the shares of SARA HALLITEX presently outstanding, during any period of time as so requested. In order to enforce the foregoing covenant, SARA HALLITEX agrees to impose stop-transfer instructions as to such stock.


3.   SARAONLINE REPRESENTS AND WARRANTS TO SARA HALLITEX THE FOLLOWING:

     iii. ORGANIZATION. SARAONLINE is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada. All actions taken by the incorporators, directors and shareholders of SARAONLINE have been valid and in accordance with the laws of the State of Nevada.

     ii. SARAONLINE AND ISSUED STOCK. Exhibit A attached hereto and made an integral part hereof, sets forth the names and shareholdings of 100% of the shareholders.

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

     iii.COUNSEL. SARAONLINE and SARA HALLITEX represent and warrant prior to the Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

4. INVESTMENT INTENT. SARAONLINE agrees that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (hereinafter called a "Transfer"), only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of SARA HALLITEX. SARAONLINE agrees prior to any Transfer, to give written notice to the SARA HALLITEX expressing SARAONLINE's desire to effect such Transfer and describing the proposed Transfer.

5. CLOSING. The closing of this transaction shall take place at the offices of Sara Hallitex Corporation, 4344 Promenade Way. Suite 102P, Marina del Rey, CA. 90292, upon receipt or exchange, as the case may be of the items referenced in Section 6, below. Unless the closing of this transaction takes place on or before July 1, 1999, then either party may terminate this Agreement.

6.   DOCUMENTATION TO BE DELIVERED AT CLOSING.

     i.  BY SARA HALLITEX
         ----------------

          (2) Board of Directors Minutes authorizing the issuance of a certificate or certificates registered in the name of SARAONLINE for the following:

               (1) 865,000 shares of common stock of SolutionNet International, Inc.;
               (3)  1,500,000 shares of common stock of USLab.com, Inc.;
               (4) 1,500,000 shares of common stock of Tril-MediaNet.com, Inc.; and
               (5) 500,000 shares of common stock of TheMovieSource.com, Inc. registered in the name of SARAONLINE,

          (2) Balance sheet of SARA HALLITEX, dated June 30, 1999 for the period then ended.

          (3) All the business and corporate records of SARA HALLITEX, including but not limited to, correspondence files, bank statements, checkbooks, savings account books, minutes of shareholders and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

          (4) Such other minutes of SARA HALLITEX shareholders or directors as may reasonably be required by SARAONLINE.

     ii. BY SARAONLINE:
         --------------

          (1) Delivery to SARA HALLITEX, or to its Transfer Agent, of the certificates representing 10,000,000 shares of common stock of SARAONLINE;
          (2) Consents signed by a majority of shareholders of SARAONLINE consenting to the terms of this Agreement.

7.   REMEDIES.

     ii. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Los Angeles County, California in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

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8.   MISCELLANEOUS.

     i. CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     ii. No ORAL CHANGE. The Agreement and any provision hereof, may not be waived, changes, modified, or discharged orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     iii. NON WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     iv. TIME OF ESSENCE. Time is of the essence of the Agreement and of each and every provision hereof.

     V. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     vi. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

     vii. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom the notice is to be given, or the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly address, and by fax, as follows:


         SARAONLINE:                             SARA HALLITEX:
                                                 --------------
         4344 Promenade Way, 102P                4344 Promenade Way, 102P
         Marina del Rey, CA 90292                Marina del Rey, CA 90292


IN WITNESS WHEREOF, the undersigned have executed this Agreement this 1st day of July, 1999.


SARAONLINE.COM, INC.                         SARA HALLITEX CORPORATION

--------------------------------             --------------------------------
Garrett K. Krause, as per the approval of    Garrett K. Krause, as per the
the board of directors and shareholders      approval of the board of directors
                                             and shareholders


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